Exhibit 99.1

For Immediate Release

UNIVERSITY GENERAL HEALTH SYSTEM, INC. ANNOUNCES ACQUISITION OF TRINITYCARE SENIOR LIVING COMMUNITIES

ACQUISITION EXPECTED TO INCREASE UNIVERSITY GENERAL’S ASSETS BY NEARLY $37 MILLION

HOUSTON, Texas – June 29, 2011 – University General Health System, Inc. (“University General”) (OTCQB: UGHS) (Other OTC: UGHS.PK), a diversified, integrated multi-specialty health delivery system, today announced the  execution of a definitive asset acquisition agreement, whereby UGHS will acquire  certain assets and liabilities of senior living communities in Texas and Tennessee, as well as a majority ownership of TrinityCare Senior Living, LLC, a Texas-based developer and manager of senior living communities. The transaction will include the purchase of Trinity Oaks of Pearland (Texas), Trinity Shores of Port Lavaca (Texas) and Trinity Hills of Knoxville (Tennessee), as well as an equity purchase of the majority of TrinityCare Senior Living, which currently manages additional communities in Georgia. The purchase will include cash, a seller’s note, common stock and additional shares to be issued based upon the achievement of certain performance milestones.  The transaction is expected to increase University General’s net assets by nearly $37 million and its net equity by nearly $14 million. The acquisition was approved by a super majority of the owners of TrinityCare and unanimously by the board of directors of University General.  The closing date for these transactions will be June 30, 2011.

“The expansion in our strategic growth parameters to include senior living communities allows us to further diversify our health delivery network,” stated Hassan Chahadeh, M.D., Chairman, President and Chief Executive Officer of University General.  “In order to meet the needs of the full spectrum of care necessary in today’s volatile medical environment, we must constantly explore areas of healthcare wherein we can integrate our existing services with quality providers. TrinityCare contributes to the continuum of care provided by University General. We are excited about the leadership of TrinityCare and their commitment to provide residents with comprehensive, affordable senior living services.”

“Becoming part of the University General Health System will provide an excellent opportunity for our residents to access quality health care, while creating synergies between the medical staff at University General Hospital and our regional communities”, stated Donald W. Sapaugh, Chief Executive Officer of TrinityCare Senior Living, LLC.

University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician- and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today’s health care delivery environment. The Company currently operates one hospital, two free-standing emergency rooms, and one ambulatory surgical center in the Houston area, and it plans to complete multiple acquisitions in 2011 and future years in Houston and other markets.

A fully-reporting company, University General Health System, Inc. is headquartered in Houston, Texas, and its common stock trades on the OTCQB Exchange under the symbol “UGHS”.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com